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                                                                    Exhibit 3.3

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                            BEFORE PAYMENT OF CAPITAL
                                       OF
                         THE PEPSI BOTTLING GROUP, INC.

      I, the undersigned, being the incorporator of The Pepsi Bottling Group, Inc.,

      DO HEREBY CERTIFY:

      FIRST: That subparagraph (c)(4) of Article Second of the Certificate of

Incorporation be and it hereby is amended to read as follows:

            (4) Each share of Class B Common Stock held by PepsiCo, Inc. and its subsidiaries, affiliates and divisions (collectively "PepsiCo") shall, at PepsiCo's option, be convertible into one share of Common Stock. Any share of Class B Common Stock transferred by PepsiCo to any person or entity other than a PepsiCo affiliate or subsidiary will automatically be converted into shares of Common Stock upon such transfer.

      SECOND: That the corporation has not received any payment for any of its stock.

      THIRD: That the amendment was duly adopted in accordance with the provisions of Section 241 of the General Corporation Law of the State of Delaware.

      IN WITNESS WHEREOF, I have signed this certificate this 7th day of January, 1999.


                                           /s/ JAMES F. BURNETT
                                           -----------------------------
                                           James F. Burnett
                                           Incorporator
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                           CERTIFICATE OF AMENDMENT OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                         THE PEPSI BOTTLING GROUP, INC.

      The undersigned Senior Vice President and Secretary of The Pepsi Bottling Group, Inc. (the "Corporation"), hereby certifies:

      FIRST: That subparagraph (a) of Article Second of the Certificate of Incorporation of the Corporation be, and it hereby is, amended to read follows:

            (a) The Corporation shall have authority to issue 320,100,000 shares, with a par value of $.01 per share, of which (i) 300,000,000 shares shall be Common Stock, and 100,000 shares shall be Class B Common (the Common Stock and the Class B Common Stock being collectively referred to herein as the "Capital Stock"), and (ii) 20,000,000 shares shall be shares of Preferred Stock (the "Preferred Stock").

      SECOND: That the amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

      IN WITNESS WHEREOF, I have signed this certificate the 5th of March, 1999.


                                         /s/  PAMELA C. MCGUIRE
                                         -----------------------------------
                                         Pamela C. McGuire
                                         Senior Vice President and Secretary